Exhibit 5.1

[Letterhead of Squire Patton Boggs (US) LLP]

July 27, 2015

Board of Directors

CECO Environmental Corp.

4625 Red Bank Road, Suite 200

Cincinnati, Ohio 45227

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel for CECO Environmental Corp., a Delaware corporation (“Parent”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to 7,630,000 shares of common stock, par value $0.01 per share, of Parent (the “Common Shares”) to be issued in connection with the transactions contemplated by the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of May 3, 2015, by and among Parent, Top Gear Acquisition Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub I”), Top Gear Acquisition II LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Parent (“Merger Sub II”), and PMFG, Inc., a Delaware corporation.

In connection with the issuance of this opinion, we have examined the Registration Statement, the Merger Agreement and such corporate records, other documents and matters of law as we have deemed necessary or appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than Parent, Merger Sub I and Merger Sub II, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by

CECO Environmental Corp.

July 27, 2015

such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. In rendering this opinion, we have relied, with your consent, upon oral and written representations of officers of Parent, Merger Sub I and Merger Sub II and certificates of officers of Parent, Merger Sub I and Merger Sub II and public officials with respect to the accuracy of the factual matters addressed in such representations and certificates.

Based on and subject to the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Common Shares are or will be, upon issuance, duly authorized and, when the Registration Statement has been declared effective by order of the Commission and if and when the Common Shares have been issued upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, the Common Shares will be validly issued, fully paid and non-assessable.

Our opinions expressed above are limited to the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws) and the federal laws of the United States of America. We assume no obligation to revise or supplement the opinions rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision or otherwise. We express no opinion as to compliance with the “blue sky” laws of any jurisdiction and the opinions set forth herein are qualified in that respect.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the references to our name therein, as well as under the heading “Legal Matters” in the related prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Squire Patton Boggs (US) LLP